Exhibit 10.4

ASPEN AEROGELS, INC.

Restricted Share Award Grant Notice

Restricted Share Award Under the

Aspen Aerogels 2023 Equity Incentive Plan

1. Name and Address of Participant: ___________________________________

___________________________________

___________________________________

2. Date of Grant: June 1, 2023

3. Number of Restricted Shares: ___________________________________

4. Vesting of Award: The Restricted Shares shall become vested and the Company’s lapsing forfeiture right with respect to the Restricted Shares (the “Lapsing Forfeiture Right”) shall lapse on the earlier of (a) June 1, 2024, (b) the day prior to the Company’s annual meeting of stockholders held during the fiscal year ending December 31, 2024, or (c) the occurrence of a Change in Control, provided that the Participant shall have remained in the Continuous Service of the Company or a Subsidiary through such date (the “Vesting Date”).

The Company and the Participant acknowledge receipt of this Restricted Share Award Grant Notice and agree to the terms of the Restricted Share Award Agreement attached hereto and incorporated by reference herein, the Aspen Aerogels 2023 Equity Incentive Plan and the terms of this Restricted Share Award as set forth above.

ASPEN AEROGELS, INC.

By:
Name:
Title:

Participant

ASPEN AEROGELS, INC.

RESTRICTED SHARE AWARD AGREEMENT -

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the Date of Grant set forth in the Restricted Share Award Grant Notice by and between Aspen Aerogels, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Restricted Share Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the Aspen Aerogels 2023 Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, Directors and Consultants of the Company and its Subsidiaries;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant the number of Restricted Shares set forth on the Restricted Share Award Grant Notice, in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms of Grant. The Company hereby grants to the Participant the number of Restricted Shares set forth in the Restricted Share Award Grant Notice (the “Restricted Shares”), on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Forfeiture Provisions.

(a) Lapsing Forfeiture Right. In the event the Participant’s Continuous Service prior to the Vesting Date ceases for any reason other than termination of the Participant’s Continuous Service for Cause, the Participant (or, in the event of the Participant’s death, the Participant’s designated beneficiary, if any (“Beneficiary”), or if none, the Participant’s estate) shall, on the date of such termination, immediately forfeit to the Company (or its designee) all of the unvested Restricted Shares as to which the Lapsing Forfeiture Right has not lapsed. If the Participant has served on the Board for at least three years at the time of such termination, the Board retains the discretion to provide for the acceleration of vesting, and lapse of the Lapsing Forfeiture Right, as to some or all of the Participant’s unvested Restricted Shares.

(b) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company terminates the Participant’s Continuous Service for Cause or in the event the Board of Directors determines, within one year after the Participant’s termination, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct that would constitute Cause, all of the Restricted Shares then held by the Participant, whether vested or unvested, shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for Cause or that he or she engaged in conduct which would constitute Cause.

(c) Escrow. The certificates representing all Restricted Shares acquired by the Participant hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be delivered to the Company and the Company shall hold such Restricted Shares in escrow as provided in this Subsection 2.1(c). Upon the request of the Participant, the Company shall promptly release from escrow and deliver to the Participant the whole number of Restricted Shares, if any, as to which the Company’s Lapsing Forfeiture Right has lapsed and without the legend set forth in Section 5. In the event of forfeiture to the Company of Restricted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel any certificate for the number of Restricted Shares so forfeited. Any cash or securities distributed in respect of the Restricted Shares held in escrow, including, without limitation, ordinary cash dividends or shares issued as a result of stock splits, stock dividends or other recapitalizations (“Retained Distributions”), shall also be held in escrow in the same manner as the Restricted Shares and all Retained Distributions shall be forfeited to the Company or released from escrow and delivered to the Participant, as the case may be, at such time and in such manner as the Restricted Shares to which such Retained Distributions so relate. All ordinary cash dividends retained hereunder shall, during the period in which such dividends are retained by the Company, be deposited into an account at a financial institution selected by the Company, which shall not be required to bear interest or be segregated in a separate account.

(d) Prohibition on Transfer. The Participant recognizes and agrees that all Restricted Shares and Retained Distributions which are subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee) or by will or the laws of descent and distribution, provided that the Company may permit the Participant to designate a Beneficiary to exercise the Participant’s rights with respect to the Restricted Shares in the event of the Participant’s death. The Company shall not be required to transfer any Restricted Shares or Retained Distributions on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(d), or to treat as the owner of such Restricted Shares or Retained Distributions, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Restricted Shares or Retained Distributions shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(d).

(e) Failure to Deliver Restricted Shares to be Forfeited. In the event that the Restricted Shares to be forfeited to the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(c) above or otherwise and the Participant or the Participant’s Beneficiary or estate fails to deliver such Restricted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Restricted Shares from the Participant to the Company (or its designee) and treat the Participant and such Restricted Shares in all respects as if delivery of such Restricted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(f) Adjustments. The number and kind of Restricted Shares covered by this Award are subject to adjustment as provided in Section 16 of the Plan.

3. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of Restricted Shares shall be made in accordance with the requirements of the Securities Act of 1933, as amended.

4. Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Restricted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein, including pursuant to Section 2.1(c) hereof, and in the Plan.

5. Legend. In addition to any legend required pursuant to the Plan, any certificates or book entries representing the Restricted Shares shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate or book entry are subject to restrictions set forth in a Restricted Share Award Agreement dated as of , 20 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

6. Incorporation of the Plan. The Participant specifically understands and agrees that the Restricted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

7. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Restricted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Restricted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement and no later than 30 days after the Date of Grant, the Participant may file an election under Section 83 of the Code. The Participant acknowledges that if he or she does not file such an election, as the Restricted Shares are released from the Lapsing Forfeiture Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Restricted Shares at such date, less any purchase price paid for the Restricted Shares by the Participant.

8. Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Restricted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9. No Obligation to Maintain Relationship. The Company is not by the Plan or this Agreement obligated to continue the Participant as an Employee, Director or Consultant of the Company or a Subsidiary of the Company. The Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Restricted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing forfeiture right, will be at the sole discretion of the Company; (d) that the Participant’s participation in the Plan is voluntary; (e) that the value of the Restricted Shares is an extraordinary item of compensation; and (f) that the Restricted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Attn: Stock Plan Administrator

If to the Participant: At the address set forth on the Restricted Share Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Massachusetts and agree that such litigation shall be conducted in the courts of the Commonwealth of Massachusetts or the federal courts of the United States for the District of Massachusetts.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Consent of Spouse/Domestic Partner. If the Participant has a spouse or domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Restricted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Data Privacy. In order to administer the Plan, the Company may process personal data about the Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. The Participant hereby gives explicit consent to the Company to process any such personal data. The Participant also gives explicit consent to the Company to transfer any such personal data outside the country in which the Participant works or is employed, including, if the Participant is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

19. Electronic Delivery. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver, including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications (“Prospectus Information”) in connection with this and any other Award made or offered under the Plan. The Participant has the right at any time to request that the Company deliver written copies of any and all Prospectus Information at no charge. The Participant also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such Prospectus Information that the Company may elect to deliver and agrees that the Participant’s electronic response or signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

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EXHIBIT A

CONSENT OF SPOUSE/DOMESTIC PARTNER

I, ____________________, spouse or domestic partner of _____________________, acknowledge that I have read the RESTRICTED SHARE AWARD AGREEMENT dated as of ________________________, 20__ (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Restricted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right in favor of Aspen Aerogels, Inc. (the “Company”) and that, accordingly, I may be required to forfeit to the Company any or all of the Restricted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Restricted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Restricted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Forfeiture Right described in the Agreement and I hereby consent to the forfeiture of the Restricted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Restricted Shares by an outright bequest of the Restricted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Restricted Shares with respect to any interest of mine in the Restricted Shares as it would have had pursuant to the Agreement if I had acquired the Restricted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the ______ day of ________________, 20__.

______________________________________

Print name: ____________________________